EXHIBIT 1
                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Amendment No. 2 on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of us.

Date:    November 5, 1997

                                 Gold & Appel Transfer, S.A., a British Virgin Islands corporation

                                 By /s/ Walt Anderson
                                    ______________________________________
                                       Walt Anderson, Attorney-in-Fact for
                                       Gold & Appel Transfer, S.A.

                                 /s/ Walt Anderson
                                 -----------------------------------------
                                 Walt Anderson